EXHIBIT 32.1

CERTIFICATION

In connection with the quarterly report of LEADER CAPITAL HOLDINGS CORP. (the “Company”) on Form 10-Q for the period ended November 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Yi-Hsiu Lin, Chief Executive Officer and President (Principal Executive Officer) and Treasurer (Principal Financial Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the dates and for the periods indicated.

Date: January 19, 2022	By:	/s/ Yi-Hsiu Lin
Yi-Hsiu Lin
Chief Executive Officer, President, Treasurer and Director
(Principal Executive Officer and Principal Financial Officer)